Exhibit 4.5

THE ALLSTATE CORPORATION

to

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

TWENTY-SECOND SUPPLEMENTAL INDENTURE TO
INDENTURE DATED DECEMBER 16, 1997
(SENIOR DEBT SECURITIES)

Dated as of March 29, 2018

FLOATING RATE SENIOR NOTES DUE 2023

i

Twenty-Second Supplemental Indenture, dated as of March 29, 2018, between The Allstate Corporation, a Delaware corporation (the “Company”), and U.S. Bank National Association, a national banking association, organized under the laws of the United States, as successor in interest to State Street Bank and Trust Company, a trust company organized under the laws of the Commonwealth of Massachusetts, as Trustee (the “Trustee”).

R E C I T A L S

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture for Senior Debt Securities, dated as of December 16, 1997, as amended by the Third Supplemental Indenture dated as of July 23, 1999 and the Sixth Supplemental Indenture dated as of June 12, 2000 (the “Indenture”), providing for the issuance from time to time of series of the Company’s Securities;

WHEREAS, Section 301 of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture;

WHEREAS, Section 901(7) of the Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as provided by Sections 201 and 301 of the Indenture;

NOW, THEREFORE, THIS TWENTY-SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities of such series, as follows:

ARTICLE I
Relation to Indenture; Definitions

SECTION 1.01.                                Relation to Indenture

This Twenty-Second Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 1.02.                                Definitions

For all purposes of this Twenty-Second Supplemental Indenture:

(a)                                 Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

(b)                                 All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Twenty-Second Supplemental Indenture; and

(c)                                  The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Twenty-Second Supplemental Indenture.

ARTICLE II
The Series of Securities

SECTION 2.01.                                Title of the Securities

There shall be a series of Securities designated the “Floating Rate Senior Notes due 2023” (the “Securities”).

SECTION 2.02.                                Limitation on Aggregate Principal Amount

The aggregate principal amount of the Securities shall initially be limited to $250,000,000.  The Company may, without giving notice to or seeking the consent of the Holders of the Securities, issue additional Securities having the same terms (except for the issue date and, in some cases, the public offering price and the first interest payment date) as, and ranking equally and ratably with, the Securities.  Any additional Securities, together with the Securities offered by the related prospectus supplement, will constitute a single series of Securities under the Indenture.  No additional Securities may be issued if an Event of Default under the Indenture has occurred and is continuing with respect to the Securities.

SECTION 2.03.                                Principal Payment Date

The principal amount of the Securities outstanding (together with any accrued and unpaid interest) shall be payable in a single installment on March 29, 2023, which date shall be the Stated Maturity of the Securities Outstanding.

SECTION 2.04.                                Interest and Interest Rates

(a)                                 The Securities shall bear interest at a floating rate equal to Three-month LIBOR, reset quarterly on each Interest Reset Date (as defined below), plus 0.63% per annum. Interest on the Securities shall be payable quarterly in arrears on March 29, June 29, September 29 and December 29 of each year (each, an “Interest Payment Date”) commencing June 29, 2018 until the principal thereof shall have become due and payable, and until the principal thereof is paid or duly provided for or made available for payment. The interest installment so payable in respect of the Securities, and punctually paid or duly provided for, on any Interest Payment Date shall be paid to the persons in whose names the Securities (or one or more Predecessor Securities) are registered at the close of business on the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date. The amount of interest payable on any Interest Payment Date shall be computed on the basis of the actual number of days elapsed in the Initial Interest Period or the Interest Period, as applicable (each as defined below), over a 360-day year.

Interest payable on any Interest Payment Date or the Stated Maturity shall be the amount of interest accrued from, and including, the immediately preceding Interest Payment Date on which interest has been paid or provided for (or from and including March 29, 2018, if no interest has been paid or provided for) to, but excluding, such Interest Payment Date or the Stated Maturity, as the case may be. If any Interest Payment Date (other than the Stated Maturity) is not a Business Day, that Interest Payment Date shall be postponed to the next day that is a Business Day, except that if such Business Day is in the immediately succeeding calendar month, such Interest Payment Date (other than the Stated Maturity) shall be the immediately preceding Business Day (the “Business Day Convention”). If the Stated Maturity is not a Business Day, the Company shall pay interest and principal and premium (if any) on the next day that is a Business Day and no interest shall accrue for the period from and after the Stated Maturity. “Business Day” means any day, other than a Saturday or Sunday, on which banks in The City of New York are not required by law to close.

(b)                                 The interest rate on the Securities shall be reset quarterly on each Interest Payment Date, subject to the Business Day Convention (each, in such capacity, an “Interest Reset Date”).

The “Initial Interest Period” shall be the period from and including March 29, 2018 to but excluding the first Interest Reset Date. Thereafter, each “Interest Period” shall be the period from and including an Interest Reset Date to but excluding the immediately succeeding Interest Reset Date; provided that the final Interest Period for the Securities shall be the period from, and including, the Interest Reset Date immediately preceding the Stated Maturity, to, but excluding, the Stated Maturity of the Securities.

The interest rate on the Securities shall be limited to the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

(c)                                  The interest rate applicable to each Interest Period commencing on the related Interest Reset Date, or March 29, 2018 in the case of the Initial Interest Period, shall be the rate determined by the Calculation Agent (as defined below) as of the applicable Interest Determination Date. The “Interest Determination Date” shall be the second London banking day (as defined below) immediately preceding March 29, 2018, in the case of the Initial Interest Period, or thereafter, the second London banking day immediately preceding the applicable Interest Reset Date.

Pursuant to that certain Calculation Agent Agreement, dated as of March 29, 2018, between the Company and The Bank of New York Mellon Trust Company, N.A. (“BONYM”), BONYM shall act calculation agent (the “Calculation Agent”) until such time as the Company appoints a successor calculation agent.

Three-month LIBOR shall be determined by the Calculation Agent as of the applicable Interest Determination Date in accordance with the following provisions:

(i)                                     LIBOR shall be the offered rate expressed as a percentage per annum for three-month deposits in U.S. dollars, beginning on the first day of such Interest Period, as that rate appears on the designated LIBOR page (as defined below) as of approximately 11:00 A.M., London time, on the related Interest Determination Date.

(ii)                                  If no rate appears, Three-month LIBOR, in respect of that Interest Determination Date, shall be determined as follows: the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected and identified by the Company, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the period of three months, commencing on the Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then Three-month LIBOR on that Interest Determination Date shall be the arithmetic mean of those quotations. If fewer than two quotations are provided, then Three-month LIBOR on the Interest Determination Date shall be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on the interest determination date by three major banks in the City of New York selected by and identified by the Company for loans in U.S. dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time; provided, however, that if the banks selected by and identified by the Company are not providing quotations in the manner described by this sentence, Three-month LIBOR determined as of that Interest Determination Date shall be Three-month LIBOR in effect on that Interest Determination Date (i.e., the same as the rate determined for the immediately preceding Interest Reset Date).

The “designated LIBOR page” is the Reuters screen “LIBOR01,” or any successor service for the purpose of displaying the London interbank rates of major banks for U.S. dollars. The Reuters screen “LIBOR01” is the display designated as the Reuters screen “LIBOR01,” or such other page as may replace the Reuters screen “LIBOR01” on that service or such other service or services as may be designated for the purpose of displaying London interbank offered rates for U.S. dollar deposits by the ICE Benchmark Administration or its successor or such other entity assuming the responsibility of the ICE Benchmark Administration or its successor in calculating the London Inter-Bank Offered Rate in the event the ICE Benchmark Administration or its successor no longer does so. The term “London banking day” means any day in which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

Promptly upon such determination, the Calculation Agent shall notify the Company and the Trustee (if the Calculation Agent is not the trustee) of the applicable interest rate for the new Interest Period. Upon request of a Holder of the Securities, the Calculation Agent shall provide to such Holder the applicable interest rate in effect on the date of such request and, if determined, the applicable interest rate for the next Interest Period.

All calculations made by the Calculation Agent for the purposes of calculating interest on the Securities shall be conclusive and binding on the Trustee, the Holders and the Company, absent manifest errors.

SECTION 2.05.                                Place of Payment

The Place of Payment where the Securities may be presented or surrendered for payment, where the Securities may be surrendered for registration of transfer or exchange and where notices and demand to or upon the Company in respect of the Securities and the Indenture may be served shall be the Corporate Trust Office of the Trustee.

SECTION 2.06.                                Redemption

The Securities of this series shall not be redeemable and Article 11 of the Indenture shall not apply to the Securities of this series.

SECTION 2.07.                                Denomination

The Securities of this series shall be issuable only in registered form without coupons and in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 2.08.                                Currency

Principal and interest on the Securities shall be payable in such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts.

SECTION 2.09.                                Form of Securities

The Securities shall be substantially in the form attached as Exhibit A hereto.

SECTION 2.10.                                Securities Registrar and Paying Agent

The Trustee shall serve initially as Securities Registrar and Paying Agent.

SECTION 2.11.                                Sinking Fund Obligations

The Company has no obligation to redeem or purchase any Securities pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof.

SECTION 2.12.                                Defeasance and Covenant Defeasance

The Company has elected to have both Section 1302 (relating to defeasance) and Section 1303 (relating to covenant defeasance) applied to the Securities.

SECTION 2.13.                                Immediately Available Funds

All payments of principal and interest shall be made in immediately available funds.

ARTICLE III
EXPENSES

SECTION 3.01.                                Payment of Expenses

In connection with the offering, sale and issuance of the Securities, the Company, in its capacity as borrower with respect to the Securities, shall pay all costs and expenses relating to the offering, sale and issuance of the Securities, including commissions to the underwriters payable pursuant to the Underwriting Agreement, dated March 26, 2018, and compensation and expenses of the Trustee under the Indenture in accordance with the provisions of Section 607 of the Indenture.

SECTION 3.02.                                Payment Upon Resignation or Removal

Upon termination of this Twenty-Second Supplemental Indenture or the Indenture or the removal or resignation of the Trustee, unless otherwise stated, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation.

ARTICLE IV
MISCELLANEOUS PROVISIONS

SECTION 4.01.                                Trustee Not Responsible for Recitals

The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof.  The Trustee makes no representation as to the validity or sufficiency of this Twenty-Second Supplemental Indenture.

SECTION 4.02.                                Adoption, Ratification and Confirmation

The Indenture, as supplemented and amended by this Twenty-Second Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

SECTION 4.03.                                Counterparts

This Twenty-Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 4.04.                                Governing Law

THIS TWENTY-SECOND SUPPLEMENTAL INDENTURE AND EACH SECURITY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

IN WITNESS WHEREOF, the parties hereto have caused this Twenty-Second Supplemental Indenture to be duly executed on the date or dates indicated in the acknowledgments and as of the day and year first above written.

THE ALLSTATE CORPORATION

			By:	/s/ Jesse E. Merten
				Name:	Jesse E. Merten
				Title:	Treasurer

Attest:

By:	/s/ Daniel G. Gordon
	Name:	Daniel G. Gordon
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

[Signature Page to Twenty-Second Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Carolina D. Altomare
	Name:	Carolina D. Altomare
	Title:	Vice President

[Signature Page to Twenty-Second Supplemental Indenture]

EXHIBIT A

(FORM OF FACE OF SECURITY)

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No.	Principal Amount: $250,000,000

CUSIP No. 020002 BF7

ISIN No. US020002BF73

THE ALLSTATE CORPORATION

FLOATING RATE SENIOR NOTES DUE 2023

The Allstate Corporation, a Delaware corporation (the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or its registered assigns, the principal sum of $250,000,000 on March 29, 2023.  The Company further promises to pay interest on said principal sum outstanding at a floating rate equal to Three-month LIBOR, reset quarterly on each Interest Reset Date (as defined below), plus 0.63% per annum. Interest on this Security shall be payable quarterly in arrears on March 29, June 29, September 29 and December 29 of each year (each, an “Interest Payment Date”) commencing June 29, 2018 until the principal sum hereof shall have become due and payable, and until the principal sum hereof is paid or duly provided for or made available for payment. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date. Interest on this Security shall be computed on the basis of the actual number of days elapsed in the Initial Interest Period or the Interest Period, as applicable (each as defined below), over a 360-day year.

Interest payable on any Interest Payment Date or the Stated Maturity shall be the amount of interest accrued from, and including, the immediately preceding Interest Payment Date on which interest has been paid or provided for (or from and including March 29, 2018, if no interest has been paid or provided for) to, but excluding, such Interest Payment Date or the Stated Maturity, as the case may be. If any Interest Payment Date (other than the Stated Maturity) is not a Business Day, that Interest Payment Date shall be postponed to the next day that is a Business Day, except that if such Business Day is in the immediately succeeding calendar month, such Interest Payment Date (other than the Stated Maturity) shall be the immediately preceding Business Day (the “Business Day Convention”). If the Stated Maturity is not a Business Day, the Company shall pay interest and principal and premium (if any) on the next day that is a Business Day and no interest shall accrue for the period from and after the Stated Maturity. “Business Day” means any day, other than a Saturday or Sunday, on which banks in The City of New York are not required by law to close.

The interest rate on the Securities shall be reset quarterly on each Interest Payment Date, subject to the Business Day Convention (each, in such capacity, an “Interest Reset Date”).

The “Initial Interest Period” shall be the period from and including March 29, 2018 to but excluding the first Interest Reset Date. Thereafter, each “Interest Period” shall be the period from and including an Interest Reset Date to but excluding the immediately succeeding Interest Reset Date; provided that the final Interest Period for the Securities shall be the period from, and including, the Interest Reset Date immediately preceding the Stated Maturity, to, but excluding, the Stated Maturity of the Securities.

The interest rate applicable to each Interest Period commencing on the related Interest Reset Date, or March 29, 2018 in the case of the Initial Interest Period, shall be the rate determined by the Calculation Agent (as defined in the Indenture) as of the applicable Interest Determination Date as provided in the Indenture. The “Interest Determination Date” shall be the second London banking day (as defined in the Indenture) immediately preceding March 29, 2018, in the case of the Initial Interest Period, or thereafter, the second London banking day immediately preceding the applicable Interest Reset Date.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

THE ALLSTATE CORPORATION

By:
				Name:	Jesse E. Merten
				Title:	Treasurer

Attest:

By:
	Name:	Daniel G. Gordon
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated: March        , 2018

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

(FORM OF REVERSE OF SECURITY)

This Security is one of a duly authorized issue of securities of the Company, designated as its Floating Rate Senior Notes due 2023 (herein referred to as the “Securities”), issued under and pursuant to an Indenture, dated as of December 16, 1997 between the Company and U.S. Bank National Association, successor in interest to State Street Bank and Trust Company, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as amended by the Third Supplemental Indenture dated as of July 23, 1999 and the Sixth Supplemental Indenture dated as of June 12, 2000 and as supplemented by the Twenty-Second Supplemental Indenture, dated as of March 29, 2018, between the Company and the Trustee (the Indenture as so amended and supplemented, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions for satisfaction, discharge and defeasance at any time of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities of each series at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.  No reference herein to the Indenture and no provision of this Security or of the Indenture (other than Section 1302 and Section 1303 of the Indenture) shall alter or impair the obligation of the Company to pay the principal and interest on the Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained under Section 1002 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer, in form satisfactory to the Company and the Securities Registrar, duly executed by the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.  This Global Security is exchangeable for Securities in definitive form only under certain limited circumstances set forth in the Indenture.  Securities of this series so issued are issuable only in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.  As provided in the Indenture and subject to certain limitations herein and therein set forth, Securities of this series so issued are exchangeable for a  like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

The Company and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree that for United States federal, state and local tax purposes it is intended that this Security constitute indebtedness.

THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE SECURITIES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.